Exhibit 99.1

Fortress Reports Fourth Quarter and Year End 2015 Results

Announces Dividend of $0.08 per Share

New York, NY. February 25, 2016 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its fourth quarter and year end 2015 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.08 per dividend paying share for the fourth quarter of 2015

•	Management Fee Paying Assets Under Management (“AUM”) of $70.5 billion as of December 31, 2015, a decrease of 5% from the previous quarter and an increase of 4% from December 31, 2014

•	GAAP net income of $116 million and $182 million (per diluted Class A share of $0.20 and $0.28) for the fourth quarter and year ended December 31, 2015, respectively; compared to GAAP net income of $141 million and $240 million (per diluted Class A share of $0.23 and $0.43) for the fourth quarter and year ended December 31, 2014, respectively

•	Pre-tax distributable earnings (“DE”) of $130 million and $391 million for the fourth quarter and year ended December 31, 2015, respectively; compared to pre-tax DE of $123 million and $446 million for the fourth quarter and year ended December 31, 2014, respectively

•	Pre-tax DE per dividend paying share of $0.30 and $0.87 for the fourth quarter and year ended December 31, 2015, respectively, compared to pre-tax DE per dividend paying share of $0.28 and $0.99 for the fourth quarter and year ended December 31, 2014, respectively

•	Net cash and investments of $1.2 billion, or $2.94 per dividend paying share, as of December 31, 2015

•	$1.0 billion of gross embedded incentive income across funds and permanent capital vehicles as of December 31, 2015, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $7.5 billion as of December 31, 2015, including $4.6 billion available for general investment purposes

RECENT DEVELOPMENTS

•	Repurchased 56.8 million dividend paying shares at a price of $4.50 per share, representing approximately 13% of dividend paying shares outstanding

•	Subsequent to year end, Fortress announced the commencement of a modified “Dutch auction” self-tender offer to repurchase up to $100 million in cash of its Class A shares, at a price per share within the range of $4.25 to $4.75

•	Subsequent to year end, entered into a new $275 million unsecured revolving credit facility maturing in January 2021

BUSINESS HIGHLIGHTS

•	Raised $9.0 billion of capital across alternative investment businesses in 2015

•	Closed Fortress Credit Opportunity Fund (“FCO”) IV at its targeted cap of approximately $5.0 billion

•	Closed Fortress Japan Opportunity Fund (“FJOF”) III at its targeted cap of approximately $1.1 billion

•	Closed Fortress Real Estate Opportunities Fund (“FROF”) II at its targeted cap of approximately $1.0 billion

•	Raised $2.4 billion of new capital across the Permanent Capital Vehicles

•	Raised $0.6 billion of new capital across Credit and Liquid hedge funds

•	Investment performance summary as of December 31, 2015:

•	Annualized inception-to-date net IRRs for FCO, FCO II and FCO III of 24.2%, 16.9% and 10.5%, respectively

•	Fourth quarter and full year 2015 net returns of 0.9% and 5.8%, respectively, for Drawbridge Special Opportunities Fund (“DBSO”) LP

•	15 of 16 Logan Circle strategies have outperformed respective benchmarks since inception

“We recorded our highest ever fourth quarter of distributable earnings to cap off a very solid full year for Fortress,” said Fortress CEO Randal Nardone. “We raised $9 billion in new alternative capital in 2015 – our strongest full year since 2007 – with virtually all new commitments made in long-term or permanent structures. We closed the year with $7.5 billion in dry powder, and believe current and developing market dynamics play well to our greatest investment strengths. With strong levels of activity in our main funds and permanent capital vehicles, and substantial levels of embedded value generated by existing investments, we see significant upside potential for earnings and value creation in the years ahead.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners. The table below summarizes Fortress’s operating results for the three and twelve months ended December 31, 2015. The consolidated GAAP statement of operations and balance sheet are presented on pages 13-14 of this press release.

	4Q	3Q	4Q	% Change		FY	FY	% Change
	2015	2015	2014	QoQ	YoY	2015	2014	YoY
(in millions, except per share amount)
GAAP
Revenues	$415	$264	$455	57%	(9)%	$1,214	$1,206	1%
Expenses	242	224	310	8%	(22)%	1,053	992	6%
Other Income (loss)	(18)	(62)	(14)	(71)%	29%	76	33	130%
Net income (loss)	116	(26)	141	N/A	(18)%	182	240	(24)%
Net income (loss) attributable to Class A Shareholders	54	(14)	61	N/A	(11)%	78	101	(23)%

Per diluted share	$0.20	$(0.07)	$0.23	N/A	(13)%	$0.28	$0.43	(35)%

Weighted average Class A shares outstanding, diluted	425	216	450			443	455
Distributable Earnings
Fund management DE	$113	$67	$110	69%	3%	$364	$340	7%
Pre-tax DE	130	69	123	88%	6%	391	446	(12)%

Per dividend paying share/unit	$0.30	$0.15	$0.28	100%	7%	$0.87	$0.99	(12)%

Weighted average dividend paying shares and units outstanding	430	454	442			447	448
Assets Under Management
Private Equity and Permanent Capital	$15,807	$16,091	$13,933	(2)%	13%	$15,807	$13,933	13%
Credit[1]	18,107	17,426	13,128	4%	38%	18,107	13,128	38%
Liquid Markets[2]	5,409	7,367	8,128	(27)%	(33)%	5,409	8,128	(33)%
Logan Circle	31,178	33,446	32,342	(7)%	(4)%	31,178	32,342	(4)%

Total Assets Under Management	$70,501	$74,330	$67,531	(5)%	4%	$70,501	$67,531	4%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $116 million, or $0.20 per diluted Class A share, for the fourth quarter of 2015, compared to GAAP net income of $141 million, or $0.23 per diluted Class A share, for the fourth quarter of 2014. For the full year of 2015, Fortress recorded GAAP net income of $182 million, or $0.28 per diluted Class A share, compared to GAAP net income of $240 million, or $0.43 per diluted Class A share, for the full year of 2014. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares. The year-over-year decrease in Fortress’s fourth quarter 2015 GAAP net income was primarily driven by a $40 million decrease in revenues and a $49 million increase in income tax expense, partially offset by a $68 million decrease in expenses. The decrease in revenues was primarily related to lower incentive income, while the decrease in expenses was primarily related to lower compensation and benefits expense. The year-over-year decrease in Fortress’s full year 2015 GAAP net income was primarily driven by a $49 million increase in income tax expense.

[1]	The Assets Under Management presented for Credit includes AUM related to co-managed funds in 2015, which was $2,853 million as of 4Q 2015.
[2]	The Assets Under Management presented for Liquid Markets includes AUM related to Fortress’s affiliated manager platform (“Affiliated Managers”) in 2015, which was $4,496 million as of 4Q 2015.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit PE Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of December 31, 2015
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle Partners
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management[3]	$70,501	$8,991	$6,816	$8,799	$9,308	$5,409	$31,178
Dry Powder	$7,472	$581	$—	$322	$6,569	N/A	N/A
Average Management Fee Rate[4]		1.2%	1.5%	2.0%	1.3%	1.3%	0.2%

Incentive Eligible NAV Above Incentive Income Threshold[5]	$21,888	$1,238	$3,691	$5,520	$11,231	$86	$122

Undistributed Incentive Income: Unrecognized	$986	$31	$21	$62	$867	$5	$—
Undistributed Incentive Income: Recognized	—	—	—	—	—	—	$—

Undistributed Incentive Income[6]	$986	$31	$21	$62	$867	$5	$—

	Three Months Ended December 31, 2015
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle Partners
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Third-Party Capital Raised	$215	$—	$—	$21	$166	$28	$—

Segment Revenues
Management fees	$148	$29	$27	$38	$32	$8	$14
Incentive income	132	—	30	11	90	1	—

Total	280	29	57	49	122	9	14
Segment Expenses
Operating expenses	(105)	(3)	(19)	(27)	(26)	(16)	(14)
Profit sharing compensation expenses	(47)	1	(3)	(5)	(41)	1	—

Total	(152)	(2)	(22)	(32)	(67)	(15)	(14)

Earnings From Affiliated Managers	(1)	—	—	—	—	(1)	—

Principal Performance Payments	(14)	—	(5)	(4)	(5)	—	—

Fund Management DE	$113	$27	$30	$13	$50	$(7)	$—

Net Investment Income[7]	17	—	1	1	12	5	(1)

Pre-tax Distributable Earnings	$130	$27	$31	$14	$62	$(2)	$(1)

[3]	The Assets Under Management presented for the Credit Hedge Funds includes $2,853 million related to co-managed funds and $102 million related to the third-party originated Value Recovery Funds (Fortress earns fees from the Value Recovery Funds based only on collections). The Assets Under Management presented for the Liquid Hedge Funds includes $4,496 million related to Affiliated Managers.
[4]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the co-managed funds and third-party originated Value Recovery Funds (see footnote 3 above). The Average Management Fee Rate presented for the Liquid Hedge Funds excludes Affiliated Managers.
[5]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Credit Hedge Funds excludes co-managed funds and sidepocket investments and for Liquid Hedge Funds, excludes Affiliated Managers and sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit PE Funds (except for Fund V and LDVF I, of which a portion of the fund’s capital was above the incentive income threshold as of December 31, 2015), represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[6]	The Undistributed Incentive Income presented for the Credit Hedge Funds excludes co-managed funds and for Liquid Hedge Funds, excludes Affiliated Managers. Undistributed Incentive Income includes the impact of sidepocket investments on Credit and Liquid Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had (i) exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares and (ii) sold all of its Permanent Capital Vehicle common shares which it received as incentive income, based on their December 31, 2015 closing price.
[7]	Net Investment Income includes Unallocated Expenses of $1 million.

Pre-tax DE was $130 million in the fourth quarter of 2015, up from $123 million in the fourth quarter of 2014, primarily due to lower profit sharing and operating expenses, partially offset by lower incentive income. Pre-tax DE was $391 million in the full year of 2015, down from $446 million in full year 2014, primarily due to lower net investment income, management fees and incentive income, partially offset by lower profit sharing expenses.

Management fees were $148 million and $582 million in the fourth quarter and full year of 2015, respectively, down from $153 million and $601 million in the fourth quarter and full year of 2014. Management fees included approximately $16 million and $58 million for the fourth quarter and full year of 2014, respectively, attributable to the former Fortress Asia Macro Funds (“FAMF”), which transitioned to an autonomous business in which we have a minority interest named Graticule Asset Management Asia (“Graticule”) in the first quarter of 2015. Adjusting for this transition, Fortress’s management fees increased by approximately $11 million and $39 million year-over-year in the fourth quarter and full year of 2015, respectively. The increase was primarily due to higher management fees from the Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds and Logan Circle, partially offset by lower management fees from the Private Equity Funds and Liquid Hedge Funds.

Incentive income in the fourth quarter and full year of 2015 totaled $132 million and $436 million, respectively, down from $191 million and $461 million in the fourth quarter and full year of 2014, respectively. The year-over-year decline was primarily due to lower incentive income from the Credit Hedge Funds, Credit PE Funds and Liquid Hedge Funds, partially offset by higher incentive income from the Permanent Capital Vehicles.

Earnings from Affiliated Managers totaled $9 million in 2015, related to our interests in Graticule.

Additionally, Fortress had $986 million in gross undistributed, unrecognized incentive income based on investment valuations as of December 31, 2015. This includes $965 million from our funds and $21 million from options and common shares in our permanent capital vehicles.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of December 31, 2015, AUM totaled $70.5 billion, down from $74.3 billion as of September 30, 2015. During the quarter, Fortress had (i) $1.9 billion of net client outflows for Logan Circle, (ii) $1.5 billion of Liquid Hedge Fund redemptions, primarily related to the closing of the Fortress Macro Funds, (iii) $0.8 billion of capital distributions to investors, (iv) $0.8 billion of market-driven valuation losses, and (v) a $0.6 billion decline in the AUM of Affiliated Managers and co-managed funds. These decreases to AUM were partially offset by a $1.6 billion increase in invested capital and $0.2 billion of capital raised that was directly added to AUM.

As of December 31, 2015, the Credit Funds and Private Equity Funds had $6.9 billion and $0.6 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $2.9 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 86% of alternative AUM was in funds with long-term investment structures as of December 31, 2015.

BUSINESS SEGMENT RESULTS

Below is a discussion of fourth quarter and full year 2015 segment results and business highlights.

Credit:

•	DBSO LP net returns of 5.8% for the full year ended December 31, 2015

•	FCO, FCO II, FCO III, FJOF and FJOF II (Yen) recorded annualized inception-to-date net IRRs of 24.2%, 16.9%, 10.5%, 32.9% and 25.9%, respectively, through December 31, 2015

•	Increase in invested capital of $3.0 billion in 2015, including $1.4 billion in the fourth quarter

•	Completed fundraising for three successor funds at their targeted caps: FCO IV, FJOF III and FROF II

(See supplemental data on pages 20-21 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $76 million in the fourth quarter of 2015, down from $81 million in the fourth quarter of 2014. The year-over-year decrease in DE was primarily driven by lower incentive income, partially offset by lower profit sharing expenses and higher management fees. For the full year of 2015, the Credit business generated record pre-tax DE of $224 million, up from $208 million for the full year of 2014. The year-over-year increase in DE was primarily due to higher management fees and net investment income, partially offset by lower incentive income.

The Credit PE Funds generated pre-tax DE of $62 million in the quarter, down slightly from $68 million in the fourth quarter of 2014, as higher management fees were offset by lower incentive income in the quarter. For full year 2015, the Credit PE Funds generated a record $139 million of pre-tax DE, a 14% increase compared to full year 2014, primarily attributable to higher management fees and net investment income. During 2015, the Credit PE Funds generated $244 million of incentive income, while gross unrecognized Credit PE incentive income increased $43 million year-over-year to $867 million at year end.

The Credit Hedge Funds generated pre-tax DE of $14 million and $85 million in the fourth quarter and full year of 2015, roughly flat to the comparable periods in 2014, as higher management fees and lower profit sharing expenses were offset by lower incentive income. Fortress’s flagship credit hedge fund, DBSO LP, had net returns of 0.9% in the fourth quarter, bringing net returns for the full year 2015 to 5.8%.

The Credit business raised a record $6.2 billion of capital in 2015, including $5.9 billion for the Credit PE Funds and $0.3 billion for the Credit Hedge Funds. During the year, the Credit business closed their fourth Credit Opportunities fund, FCO IV, at its cap of approximately $5.0 billion, closed their third Japan Real Estate fund, FJOF III, at its cap of approximately $1.1 billion, and closed their second global Real Estate fund, FROF II, at its cap of approximately $1.0 billion.

Private Equity and Permanent Capital Vehicles:

•	AUM increased 13% year-over-year to $15.8 billion, including $9.0 billion in the Private Equity Funds and $6.8 billion in the Permanent Capital Vehicles

•	Raised a record $2.4 billion of permanent equity capital in 2015

•	Permanent Capital Vehicles generated a record $105 million of pre-tax DE in 2015

(See supplemental data on pages 18-19 for more detail on Private Equity results)

The Private Equity business recorded pre-tax DE of $58 million in the fourth quarter of 2015, including $31 million for the Permanent Capital Vehicles and $27 million for the Private Equity Funds, up from $34 million in the fourth quarter of 2014. The year-over-year increase was primarily driven by higher management fees and incentive income for the Permanent Capital Vehicles as well as lower operating expenses for the Private Equity Funds.

For the full year of 2015, the Permanent Capital Vehicles recorded pre-tax DE of $105 million, up from $41 million in full year 2014, primarily due to higher incentive income and management fees. The Permanent Capital Vehicles generated $106 million of incentive income in 2015, primarily related to New Residential Investment Corp. (NYSE: NRZ) and New Media Investment Group Inc. (NYSE: NEWM).

For the full year of 2015, the Private Equity Funds recorded pre-tax DE of $72 million, down from $183 million in full year 2014, primarily due to lower net investment income and lower management fees. Private Equity Fund valuations declined 3.1% in the fourth quarter, primarily due to changes in value of OneMain Holdings, Inc. (NYSE: OMF) and certain private portfolio company investments.

Liquid Hedge Funds:

•	Raised $333 million of capital in 2015, primarily for the Fortress Centaurus Global Funds

•	During the quarter, closed the Fortress Macro Funds and related managed accounts

(See supplemental data on page 22 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded a pre-tax DE loss of $2 million in the fourth quarter of 2015, down from pre-tax DE of $10 million in the fourth quarter of 2014, primarily due to lower management fees and incentive income, partially offset by lower expenses.

The Liquid Hedge Funds recorded a pre-tax DE loss of $3 million for the full year of 2015, down from pre-tax DE of $22 million for the full year of 2014, primarily due to a one-time $18 million impairment of certain software and technology-related assets, lower management fees and lower incentive income, partially offset by lower expenses and $9 million in Earnings from Affiliated Managers.

Full year 2015 net returns for the Fortress Convex Asia Funds, Fortress Centaurus Global Funds and Fortress Partners Funds were (2.8)%, 1.4% and (5.0)%, respectively. Net returns year-to-date through February 19, 2016 for the Fortress Convex Asia Funds and Fortress Centaurus Global Funds were 5.1% and (2.0)%, respectively.*

During the quarter, Fortress closed the Fortress Macro Funds and related managed accounts. The Fortress Macro Funds had $1.8 billion of AUM, or 2% of Fortress’s total AUM, as of September 30, 2015 and generated a pre-tax DE loss of $12 million for the full year of 2015. Michael Novogratz, a Fortress principal, officer and director and Macro Fund CIO, retired effective January 2016.

The Liquid Hedge Funds had $5.4 billion of AUM at year end, including $4.5 billion related to Affiliated Managers. As of year end, the Liquid Hedge Funds had $275 million of outstanding redemption notices that will be paid in the first quarter of 2016.

*	The net returns for the Fortress Convex Asia Funds reflect returns for the Fortress Convex Asia Funds and Fortress Convex Asia PF Funds collectively. The calculation of net returns for the Fortress Convex Asia PF Funds reflect all expenses, including management fees, accrued incentive allocation (if any), and other expenses over the fund’s Trading Level. “Trading Level” is defined as the product of the fund’s NAV multiplied by the Funding Factor. The “Funding Factor” is 2x for Fortress Convex Asia Fund PF Ltd and Fortress Convex Asia Fund PF LP. The net returns for the Fortress Partners Funds represent the performance of Fortress Partners Fund LP. Please see supplemental data on page 22 for more detail on the returns of each Fortress Partners Fund.

Logan Circle:

•	11 out of 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in the fourth quarter of 2015, and 7 of 16 strategies outperformed respective benchmarks in full year 2015

•	AUM totaled $31.2 billion at December 31, 2015, a decrease of 4% compared to December 31, 2014

(See supplemental data on page 23 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $1 million in the fourth quarter of 2015, roughly flat compared to the fourth quarter of 2014.

For the full year of 2015, Logan Circle recorded a pre-tax DE loss of $2 million, compared to a $5 million loss in the full year 2014, primarily due to higher revenues, partially offset by lower investment income.

Logan Circle ended the year with $31.2 billion in AUM, a 4% decline compared to year end 2014, primarily due to market-driven valuation losses in 2015.

For the three and five year period through December 31, 2015, 13 and 12 Logan Circle fixed income strategies, respectively, outperformed their respective benchmarks. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and eight were ranked in the top quartile of performance for their competitor universe.

LIQUIDITY & CAPITAL

As of December 31, 2015, Fortress had cash and cash equivalents of $340 million and debt obligations of $231 million.

As of December 31, 2015, Fortress had $1.1 billion of investments in Fortress funds and options in publicly traded permanent capital vehicles. As of December 31, 2015, Fortress had a total of $154 million of outstanding commitments to its funds. In addition, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $485 million at year end, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

In connection with the purchase of 56.8 million class A or equivalent shares from a former Principal for an aggregate of $256 million in November 2015, Fortress paid $100 million in cash and issued a $156 million promissory note to the Principal, which matures based on the following schedule: $78 million in November 2016 and $78 million in November 2017.

In January 2016, Fortress refinanced its existing $150 million secured revolving credit facility and entered into a new $275 million unsecured facility with a $15 million letter of credit subfacility. After giving effect to the initial extensions of credit thereunder of $75 million, and an additional extension of $100 million in February 2016, approximately $97 million was available to be drawn.

In February 2016, Fortress announced the commencement of a modified “Dutch auction” self-tender offer to repurchase up to $100 million in cash of its Class A shares, at a price per share within the range of $4.25 to $4.75, less applicable withholding taxes and without interest.

DIVIDEND

Fortress’s Board of Directors declared a fourth quarter 2015 cash dividend of $0.08 per dividend paying share. The dividend is payable on March 21, 2016 to Class A shareholders of record as of the close of business on March 16, 2016.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 11 to the financial statements included in the Company’s most recent annual report on Form 10-K.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, February 25th at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “45855916.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $70.5 billion in assets under management as of December 31, 2015. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,700 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements. Such differences or other changes to forward looking statements could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K,

which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in February 2016 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0480
U.S. Dividend Income (3)	$0.0000
Income Not from U.S. Sources (4)	$0.0320
Return of Capital	$0.0000

Distribution Per Share	$0.0800

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues
Management fees: affiliates	$134,052	$135,710	$547,109	$539,600
Management fees: non-affiliates	13,823	16,836	59,480	68,948
Incentive income: affiliates	189,898	236,944	345,052	362,578
Incentive income: non-affiliates	78	704	813	1,734
Expense reimbursements: affiliates	68,614	59,600	237,158	213,048
Expense reimbursements: non-affiliates	1,432	3,498	11,005	13,429
Other revenues	6,763	1,654	13,239	6,243

Total Revenues	414,660	454,946	1,213,856	1,205,580

Expenses
Compensation and benefits	196,839	251,479	743,862	795,361
General, administrative and other	38,141	51,791	164,194	173,113
Depreciation and amortization	5,042	5,494	39,243	19,829
Interest expense	1,783	889	4,579	3,443
Transfer of interest in Graticule	—	—	101,000	—

Total Expenses	241,805	309,653	1,052,878	991,746

Other Income (Loss)
Gains (losses)	(3,805)	18,351	(18,919)	(11,757)
Tax receivable agreement liability adjustment	1,749	(29,080)	(6,141)	(33,116)
Earnings (losses) from equity method investees	(16,107)	(3,551)	(32,915)	78,199
Gain on transfer of Graticule	—	—	134,400	—

Total Other Income (Loss)	(18,163)	(14,280)	76,425	33,326

Income (Loss) Before Income Taxes	154,692	131,013	237,403	247,160
Income tax benefit (expense)	(39,004)	9,987	(55,788)	(6,947)

Net Income (Loss)	$115,688	$141,000	$181,615	$240,213

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	60,980	79,156	103,129	139,956
Redeemable Non-Controlling Interests in Income (Loss) of Consolidated Subsidiaries	—	1,176	(6)	(709)
Net Income (Loss) Attributable to Class A Shareholders	54,708	60,668	78,492	100,966

	$115,688	$141,000	$181,615	$240,213

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.24	$0.28	$0.35	$0.47

Net income (loss) per Class A share, diluted	$0.20	$0.23	$0.28	$0.43

Weighted average number of Class A shares outstanding, basic	217,587,096	208,607,680	216,503,554	210,303,241

Weighted average number of Class A shares outstanding, diluted	425,302,366	449,618,855	442,686,774	455,154,136

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$339,842	$391,089
Due from affiliates	273,811	326,575
Investments	1,055,789	1,121,545
Investments in options	30,427	71,844
Deferred tax asset, net	427,102	417,623
Other assets	148,310	173,708

Total Assets	$2,275,281	$2,502,384

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$318,750	$374,709
Due to affiliates	365,218	375,424
Deferred incentive income	332,329	304,526
Debt obligations payable	230,677	75,000
Other liabilities	86,503	88,053

Total Liabilities	$1,333,477	$1,217,712

Commitments and Contingencies

Redeemable Non-controlling Interests	—	1,717

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 216,790,409 and 208,535,157 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 169,514,478 and 226,331,513 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Paid-in capital	1,988,707	1,996,137
Retained earnings (accumulated deficit)	(1,415,113)	(1,350,122)
Accumulated other comprehensive income (loss)	(2,909)	(2,416)

Total Fortress shareholders’ equity	570,685	643,599
Principals’ and others’ interests in equity of consolidated subsidiaries	371,119	639,356

Total Equity	941,804	1,282,955

	$2,275,281	$2,502,384

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended December 31, 2015 and 2014

	Three Months Ended December 31, 2015
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - October 1, 2015	$74,330	$9,195	$6,896	$9,070	$8,356	$7,367	$33,446
Capital raised	194	—	—	—	166	28	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	1,609	227	9	—	1,373	—	—
Redemptions	(1,499)	—	—	(1)	—	(1,498)	—
RCA distributions[8]	(73)	—	—	(73)	—	—	—
Return of capital distributions	(800)	(148)	(90)	(19)	(530)	(13)	—
Equity buyback	(14)	—	(14)	—	—	—	—
Crystallized Incentive Income	(2)	—	—	(2)	—	—	—
Change in AUM of Affiliated Managers and co-managed funds	(613)	—	—	(165)	—	(448)	—
Net Client Flows	(1,867)	—	—	—	—	—	(1,867)
Income (loss) and foreign exchange	(764)	(283)	15	(11)	(57)	(27)	(401)

AUM - Ending Balance	$70,501	$8,991	$6,816	$8,799	$9,308	$5,409	$31,178

Third-Party Capital Raised	$215	$—	$—	$21	$166	$28	$—

Segment Revenues
Management fees	$148	$29	$27	$38	$32	$8	$14
Incentive income	132	—	30	11	90	1	—

Total	280	29	57	49	122	9	14

Segment Expenses
Operating expenses	(105)	(3)	(19)	(27)	(26)	(16)	(14)
Profit sharing compensation expenses	(47)	1	(3)	(5)	(41)	1	—

Total	(152)	(2)	(22)	(32)	(67)	(15)	(14)

Earnings From Affiliated Managers	(1)	—	—	—	—	(1)	—

Fund Management DE (before Principal Performance Payments)	127	27	35	17	55	(7)	—

Principal Performance Payments	(14)	—	(5)	(4)	(5)	—	—

Fund Management DE	113	27	30	13	50	(7)	—

Investment Income	18	—	1	1	12	5	(1)
Unallocated Investment Income	—	—	—	—	—	—	—
Unallocated Expenses	(1)	—	—	—	—	—	—

Pre-tax Distributable Earnings	$130	$27	$31	$14	$62	$(2)	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.30

	Three Months Ended December 31, 2014
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - October 1, 2014	$66,046	$9,787	$4,411	$6,140	$7,083	$7,529	$31,096
Capital raised	885	—	—	49	91	745	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	1,154	104	195	31	822	2	—
Redemptions	(329)	—	—	—	—	(329)	—
RCA distributions[8]	(129)	—	—	(129)	—	—	—
Return of capital distributions	(1,150)	(657)	(18)	(31)	(404)	(40)	—
Adjustment for capital reset	(528)	—	—	—	(528)	—	—
Net Client Flows	1,035	—	—	—	—	—	1,035
Income (loss) and foreign exchange	547	132	(21)	113	(109)	221	211

AUM - Ending Balance	$67,531	$9,366	$4,567	$6,173	$6,955	$8,128	$32,342

Third-Party Capital Raised	$1,692	$—	$—	$48	$899	$745	$—

Segment Revenues
Management fees	$153	$32	$19	$30	$25	$35	$12
Incentive income	191	—	25	19	134	13	—

Total	344	32	44	49	159	48	12

Segment Expenses
Operating expenses	(126)	(13)	(20)	(19)	(29)	(31)	(14)
Profit sharing compensation expenses	(96)	—	(6)	(10)	(68)	(12)	—

Total	(222)	(13)	(26)	(29)	(97)	(43)	(14)

Earnings From Affiliated Managers	—	—	—	—	—	—	—

Fund Management DE (before Principal Performance Payments)	122	19	18	20	62	5	(2)

Principal Performance Payments	(12)	—	(3)	(8)	(1)	—	—

Fund Management DE	110	19	15	12	61	5	(2)

Investment Income	15	—	—	1	7	5	2
Unallocated Investment Income	(1)	—	—	—	—	—	—
Unallocated Expenses	(1)	—	—	—	—	—	—

Pre-tax Distributable Earnings	$123	$19	$15	$13	$68	$10	$—

Pre-tax Distributable Earnings per Dividend Paying Share	$0.28

[8]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Twelve Months Ended December 31, 2015 and 2014

	Twelve Months Ended December 31, 2015
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2015	$67,531	$9,366	$4,567	$6,173	$6,955	$8,128	$32,342
Capital raised	1,565	—	—	254	978	333	—
Equity raised (Permanent Capital Vehicles)	2,441	—	2,441	—	—	—	—
Increase in invested capital	3,764	419	296	46	3,003	—	—
Redemptions	(3,328)	—	—	(265)	—	(3,063)	—
RCA distributions[9]	(361)	—	—	(361)	—	—	—
Return of capital distributions	(2,532)	(560)	(200)	(50)	(1,547)	(175)	—
Equity Buyback	(14)	—	(14)	—	—	—	—
Adjustment for capital reset	(168)	—	(168)	—	—	—	—
Crystallized Incentive Income	(120)	—	—	(120)	—	—	—
Change in AUM of Affiliated Managers and co-managed funds	3,354	—	—	2,853	—	501	—
Net Client Flows	(121)	—	—	—	—	—	(121)
Income (loss) and foreign exchange	(1,510)	(234)	(106)	269	(81)	(315)	(1,043)

AUM - Ending Balance	$70,501	$8,991	$6,816	$8,799	$9,308	$5,409	$31,178

Third-Party Capital Raised	$8,992	$—	$2,441	$275	$5,943	$333	$—

Segment Revenues
Management fees	$582	$116	$96	$134	$118	$64	$54
Incentive income	436	—	106	85	244	1	—

Total	1,018	116	202	219	362	65	54

Segment Expenses
Operating expenses	(453)	(45)	(69)	(85)	(115)	(84)	(55)
Profit sharing compensation expenses	(168)	1	(11)	(36)	(121)	(1)	—

Total	(621)	(44)	(80)	(121)	(236)	(85)	(55)

Earnings From Affiliated Managers	9	—	—	—	—	9	—

Fund Management DE (before Principal Performance Payments)	406	72	122	98	126	(11)	(1)

Principal Performance Payments	(42)	—	(19)	(15)	(8)	—	—

Fund Management DE	364	72	103	83	118	(11)	(1)

Investment Income	32	—	2	2	21	8	(1)
Unallocated Investment Income	(1)
Unallocated Expenses	(4)

Pre-tax Distributable Earnings	$391	$72	$105	$85	$139	$(3)	$(2)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.87

	Twelve Months Ended December 31, 2014
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2014	$61,750	$11,861	$3,722	$5,856	$7,527	$7,398	$25,386
Capital raised	3,500	—	—	561	122	2,817	—
Equity raised (Permanent Capital Vehicles)	483	—	483	—	—	—	—
Increase in invested capital	2,680	231	543	46	1,858	2	—
Redemptions	(1,804)	—	—	(37)	—	(1,767)	—
RCA distributions[9]	(616)	—	—	(616)	—	—	—
Return of capital distributions	(5,607)	(3,455)	(115)	(78)	(1,799)	(160)	—
Adjustment for capital reset	(614)	—	—	—	(614)	—	—
Crystallized Incentive Income	(299)	—	—	(169)	—	(130)	—
Net Client Flows	5,420	—	—	—	—	—	5,420
Income (loss) and foreign exchange	2,638	729	(66)	610	(139)	(32)	1,536

AUM - Ending Balance	$67,531	$9,366	$4,567	$6,173	$6,955	$8,128	$32,342

Third-Party Capital Raised	$6,279	$206	$1,078	$995	$1,183	$2,817	$—

Segment Revenues
Management fees	$601	$136	$69	$114	$97	$138	$47
Incentive income	461	3	66	122	254	16	—

Total	1,062	139	135	236	351	154	47

Segment Expenses
Operating expenses	(451)	(51)	(69)	(70)	(108)	(99)	(54)
Profit sharing compensation expenses	(242)	—	(21)	(59)	(132)	(30)	—

Total	(693)	(51)	(90)	(129)	(240)	(129)	(54)

Earnings From Affiliated Managers	—	—	—	—	—	—	—

Fund Management DE (before Principal Performance Payments)	369	88	45	107	111	25	(7)

Principal Performance Payments	(29)	—	(6)	(20)	(2)	(1)	—

Fund Management DE	340	88	39	87	109	24	(7)

Investment Income	109	95	2	(1)	13	(2)	2
Unallocated Investment Income	—
Unallocated Expenses	(3)

Pre-tax Distributable Earnings	$446	$183	$41	$86	$122	$22	$(5)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.99

[9]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2015
Fortress	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Assets Under Management
Private Equity Funds	$11,512	$9,810	$9,787	$9,366	$9,366	$10,179	$9,587	$9,195	$8,991	$8,991
Permanent Capital Vehicles	3,731	4,021	4,411	4,567	4,567	4,622	6,948	6,896	6,816	6,816
Credit Hedge Funds[10]	5,968	6,084	6,140	6,173	6,173	6,271	6,244	9,070	8,799	8,799
Credit Private Equity Funds	6,979	6,898	7,083	6,955	6,955	7,563	8,247	8,356	9,308	9,308
Liquid Hedge Funds[11]	7,738	7,867	7,529	8,128	8,128	7,838	7,377	7,367	5,409	5,409
Logan Circle	26,592	29,133	31,096	32,342	32,342	33,416	33,564	33,446	31,178	31,178

AUM - Ending Balance	$62,520	$63,813	$66,046	$67,531	$67,531	$69,889	$71,967	$74,330	$70,501	$70,501

Third-Party Capital Raised	$1,609	$1,762	$1,216	$1,692	$6,279	$5,360	$3,213	$204	$215	$8,992

Segment Revenues
Management fees	$147	$152	$149	$153	$601	$139	$144	$151	$148	$582
Incentive income	104	78	88	191	461	51	183	70	132	436

Total	251	230	237	344	1,062	190	327	221	280	1,018

Segment Expenses
Operating expenses	(104)	(109)	(112)	(126)	(451)	(115)	(121)	(112)	(105)	(453)
Profit sharing compensation expenses	(53)	(39)	(54)	(96)	(242)	(30)	(54)	(37)	(47)	(168)

Total	(157)	(148)	(166)	(222)	(693)	(145)	(175)	(149)	(152)	(621)

Earnings From Affiliated Managers	—	—	—	—	—	9	(1)	2	(1)	9

Fund Management DE (before Principal Performance Payments)	94	82	71	122	369	54	151	74	127	406

Principal Performance Payments	(7)	(6)	(4)	(12)	(29)	(3)	(18)	(7)	(14)	(42)

Fund Management DE	$87	$76	$67	$110	$340	$51	$133	$67	$113	$364

Net Investment Income	10	96	(12)	13	106	4	4	2	17	27

Pre-tax Distributable Earnings	$97	$172	$55	$123	$446	$55	$137	$69	$130	$391

[10]	The Assets Under Management presented for the Credit Hedge Funds includes $2,853 million related to co-managed funds as of December 31, 2015.
[11]	The Assets Under Management presented for the Liquid Hedge Funds includes $4,496 million related to Affiliated Managers as of December 31, 2015.

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2015
Private Equity Funds	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Assets Under Management
Main Funds[12]	$7,787	$7,053	$7,347	$6,934	$6,934	$7,726	$7,128	$6,874	$6,530	$6,530
Coinvestment Funds[13]	3,393	2,401	2,088	2,006	2,006	1,994	1,902	1,785	1,729	1,729
MSR Opportunities Funds[14]	332	344	341	326	326	336	417	388	360	360
Italian NPL Opportunities Fund	—	12	11	25	25	19	20	20	225	225
Fortress Equity Partners	—	—	—	75	75	104	120	128	147	147

AUM - Ending Balance	$11,512	$9,810	$9,787	$9,366	$9,366	$10,179	$9,587	$9,195	$8,991	$8,991

Third-Party Capital Raised	$79	$26	$101	$—	$206	$—	$—	$—	$—	$—

Segment Revenues
Management fees	$35	$36	$33	$32	$136	$29	$29	$29	$29	$116
Incentive income	2	1	—	—	3	—	—	—	—	—

Total	37	37	33	32	139	29	29	29	29	116

Segment Expenses
Operating expenses	(11)	(12)	(15)	(13)	(51)	(14)	(15)	(13)	(3)	(45)
Profit sharing compensation expenses	(1)	1	—	—	—	—	—	—	1	1

Total	(12)	(11)	(15)	(13)	(51)	(14)	(15)	(13)	(2)	(44)

Fund Management DE (before Principal Performance Payments)	25	26	18	19	88	15	14	16	27	72

Principal Performance Payments	—	—	—	—	—	—	—	—	—	—

Fund Management DE	$25	$26	$18	$19	$88	$15	$14	$16	$27	$72

Net Investment Income	4	91	—	—	95	—	—	—	—	—

Pre-tax Distributable Earnings	$29	$117	$18	$19	$183	$15	$14	$16	$27	$72

[12]	Combined AUM for Fund III, Fund IV and Fund V.
[13]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FRID, FRIC, FICO, FHIF, FECI and MAPS. FRID and FRIC were closed in the fourth quarter of 2014.
[14]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2015
Permanent Capital Vehicles	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015

Assets Under Management
Newcastle Investment Corp.	$1,321	$1,381	$1,579	$768	$768	$680	$680	$680	$680	$680
New Residential Investment Corp.	1,196	1,367	1,366	1,367	1,367	1,367	2,725	2,689	2,689	2,689
Eurocastle Investment Limited	556	553	510	488	488	432	626	605	567	567
New Media Investment Group Inc.	391	390	505	487	487	637	637	637	637	637
New Senior Investment Group Inc.	—	—	—	812	812	813	1,089	1,089	1,076	1,076
Fortress Transportation and Infrastructure Investors LLC[15]	267	330	451	645	645	693	1,191	1,196	1,167	1,167

AUM - Ending Balance	$3,731	$4,021	$4,411	$4,567	$4,567	$4,622	$6,948	$6,896	$6,816	$6,816

Third-Party Capital Raised	$—	$405	$673	$—	$1,078	$150	$2,291	$—	$—	$2,441

Segment Revenues
Management fees	$16	$17	$17	$19	$69	$19	$23	$27	$27	$96
Incentive income	4	21	16	25	66	3	74	(1)	30	106

Total	20	38	33	44	135	22	97	26	57	202

Segment Expenses
Operating expenses	(14)	(17)	(18)	(20)	(69)	(18)	(16)	(16)	(19)	(69)
Profit sharing compensation expenses	—	(6)	(9)	(6)	(21)	—	(9)	1	(3)	(11)

Total	(14)	(23)	(27)	(26)	(90)	(18)	(25)	(15)	(22)	(80)

Fund Management DE (before Principal Performance Payments)	6	15	6	18	45	4	72	11	35	122

Principal Performance Payments	(1)	(2)	—	(3)	(6)	—	(11)	(3)	(5)	(19)

Fund Management DE	$5	$13	$6	$15	$39	$4	$61	$8	$30	$103

Net Investment Income	—	1	1	—	2	—	1	—	1	2

Pre-tax Distributable Earnings	$5	$14	$7	$15	$41	$4	$62	$8	$31	$105

[15]	All of the capital of Worldwide Transportation and Infrastructure Investors (“WWTAI”), a private fund formerly managed by Fortress, was contributed to FTAI which completed its initial public offering in 2Q 2015.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2015
Credit Hedge Funds	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015

Assets Under Management
Drawbridge Special Opportunities Funds[16]	$5,616	$5,745	$5,817	$5,929	$5,929	$6,023	$6,021	$5,808	$5,756	$5,756
Value Recovery Funds[17]	338	324	309	200	200	189	156	150	102	102
Japan Income Fund	14	15	14	44	44	59	67	94	88	88
Co-Managed Funds[18]	—	—	—	—	—	—	—	3,018	2,853	2,853

AUM - Ending Balance	$5,968	$6,084	$6,140	$6,173	$6,173	$6,271	$6,244	$9,070	$8,799	$8,799

Third-Party Capital Raised	$228	$554	$165	$48	$995	$175	$79	$—	$21	$275

Segment Revenues
Management fees	$27	$28	$29	$30	$114	$30	$29	$37	$38	$134
Incentive income	32	42	29	19	122	23	50	1	11	85

Total	59	70	58	49	236	53	79	38	49	219

Segment Expenses
Operating expenses	(17)	(17)	(17)	(19)	(70)	(18)	(19)	(21)	(27)	(85)
Profit sharing compensation expenses	(15)	(20)	(14)	(10)	(59)	(12)	(18)	(1)	(5)	(36)

Total	(32)	(37)	(31)	(29)	(129)	(30)	(37)	(22)	(32)	(121)

Fund Management DE (before Principal Performance Payments)	27	33	27	20	107	23	42	16	17	98

Principal Performance Payments	(5)	(3)	(4)	(8)	(20)	(2)	(6)	(3)	(4)	(15)

Fund Management DE	$22	$30	$23	$12	$87	$21	$36	$13	$13	$83

Net Investment Income	1	2	(5)	1	(1)	1	—	—	1	2

Pre-tax Distributable Earnings	$23	$32	$18	$13	$86	$22	$36	$13	$14	$85

Net Returns[19]
Drawbridge Special Opportunities Fund LP	3.2%	2.6%	1.9%	2.1%	10.0%	2.2%	2.3%	0.3%	0.9%	5.8%
Drawbridge Special Opportunities Fund Ltd	2.2%	1.7%	1.7%	0.2%	6.0%	1.1%	0.4%	(0.8%)	0.0%	0.6%

[16]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[17]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold.
[18]	Combined AUM for the Mount Kellett investment funds and related accounts. In July 2015, Fortress became co-manager of the Mount Kellett Funds.
[19]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding special investments and the performance of the redeeming capital accounts which relate to December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2015
Credit Private Equity Funds	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015

Assets Under Management
Long Dated Value Funds[20]	$395	$375	$361	$361	$361	$352	$315	$315	$315	$315
Real Assets Funds	78	70	64	66	66	52	40	41	24	24
Fortress Credit Opportunities Funds[21]	4,712	4,649	4,960	5,465	5,465	6,029	6,802	6,796	6,848	6,848
Japan Opportunity Funds[22]	1,794	1,804	1,698	1,063	1,063	1,130	1,090	1,204	2,120	2,120

AUM - Ending Balance	$6,979	$6,898	$7,083	$6,955	$6,955	$7,563	$8,247	$8,356	$9,308	$9,308

Third-Party Capital Raised	$—	$254	$30	$899	$1,183	$4,949	$672	$156	$166	$5,943

Segment Revenues
Management fees	$25	$23	$24	$25	$97	$27	$30	$29	$32	$118
Incentive income	66	13	41	134	254	24	60	70	90	244

Total	91	36	65	159	351	51	90	99	122	362

Segment Expenses
Operating expenses	(26)	(26)	(27)	(29)	(108)	(30)	(30)	(29)	(26)	(115)
Profit sharing compensation expenses	(35)	(7)	(22)	(68)	(132)	(14)	(30)	(36)	(41)	(121)

Total	(61)	(33)	(49)	(97)	(240)	(44)	(60)	(65)	(67)	(236)

Fund Management DE (before Principal Performance Payments)	30	3	16	62	111	7	30	34	55	126

Principal Performance Payments	(1)	—	—	(1)	(2)	(1)	(1)	(1)	(5)	(8)

Fund Management DE	$29	$3	$16	$61	$109	$6	$29	$33	$50	$118

Net Investment Income	4	—	2	7	13	1	3	5	12	21

Pre-tax Distributable Earnings	$33	$3	$18	$68	$122	$7	$32	$38	$62	$139

[20]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[21]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, Credit Opportunities Fund IV, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Funds, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II and Real Estate Opportunities REOC Fund.
[22]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar), Japan Opportunity Fund II (Yen), Japan Opportunity Fund III (Dollar) and Japan Opportunity Fund III (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2015
Liquid Hedge Funds	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015

Assets Under Management
Fortress Macro Funds[23]	$3,503	$3,391	$3,083	$3,249	$3,249	$2,779	$2,326	$1,791	N/A	N/A
Drawbridge Global Macro Funds[24]	286	261	223	229	229	227	210	193	101	101
Fortress Convex Asia Funds[25]	130	136	189	197	197	226	220	208	134	134
Fortress Centaurus Global Funds[26]	—	—	—	33	33	64	191	222	204	204
Fortress Partners Funds[27]	952	965	935	913	913	541	534	497	474	474
Fortress Asia Macro Funds[28]	2,867	3,114	3,099	3,507	3,507	N/A	N/A	N/A	N/A	N/A
Affiliated Managers[28]	—	—	—	—	—	4,001	3,896	4,456	4,496	4,496

AUM - Ending Balance	$7,738	$7,867	$7,529	$8,128	$8,128	$7,838	$7,377	$7,367	$5,409	$5,409

Third-Party Capital Raised	$1,302	$523	$247	$745	$2,817	$86	$171	$48	$28	$333

Segment Revenues
Management fees	$33	$37	$33	$35	$138	$21	$19	$16	$8	$64
Incentive income	—	1	2	13	16	1	(1)	—	1	1

Total	33	38	35	48	154	22	18	16	9	65

Segment Expenses
Operating expenses	(23)	(24)	(21)	(31)	(99)	(21)	(27)	(20)	(16)	(84)
Profit sharing compensation expenses	(2)	(7)	(9)	(12)	(30)	(4)	3	(1)	1	(1)

Total	(25)	(31)	(30)	(43)	(129)	(25)	(24)	(21)	(15)	(85)

Earnings From Affiliated Managers	—	—	—	—	—	9	(1)	2	(1)	9

Fund Management DE (before Principal Performance Payments)	8	7	5	5	25	6	(7)	(3)	(7)	(11)

Principal Performance Payments	—	(1)	—	—	(1)	—	—	—	—	—

Fund Management DE	$8	$6	$5	$5	$24	$6	$(7)	$(3)	$(7)	$(11)

Net Investment Income	1	1	(9)	5	(2)	3	1	(1)	5	8

Pre-tax Distributable Earnings	$9	$7	$(4)	$10	$22	$9	$(6)	$(4)	$(2)	$(3)

Net Returns[29]
Fortress Macro Fund Ltd	(5.5%)	(0.4%)	1.1%	3.4%	(1.6%)	(4.7%)	(6.3%)	(7.8%)	(0.0%)	(17.6%)
Drawbridge Global Macro Fund Ltd	(5.5%)	(0.6%)	0.7%	3.8%	(1.8%)	(4.9%)	(6.5%)	(8.0%)	0.0%	(18.2%)
Fortress Convex Asia Fund Ltd	(1.1%)	(2.6%)	(0.6%)	(0.6%)	(4.9%)	(0.6%)	(0.7%)	3.3%	(4.6%)	(2.8%)
Fortress Centaurus Global Fund Ltd	n/a	n/a	n/a	n/a	n/a	3.9%	(4.1%)	(3.0%)	5.0%	1.4%
Fortress Partners Fund LP30	1.1%	2.1%	(1.4%)	(1.8%)	(0.1%)	1.2%	(1.2%)	(4.9%)	(0.1%)	(5.0%)
Fortress Partners Offshore Fund LP30	0.9%	2.2%	(1.4%)	(1.3%)	0.4%	0.3%	(2.5%)	(3.4%)	0.5%	(5.1%)
Fortress Asia Macro Fund Ltd[28]	(3.6%)	(1.9%)	1.4%	3.1%	(1.2%)	n/a	n/a	n/a	n/a	n/a

[23]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts. In 4Q 2015, Fortress closed the Fortress Macro Funds and related managed accounts.
[24]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[25]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd.
[26]	Combined AUM for Fortress Centaurus Global Fund LP and Fortress Centaurus Global Fund Ltd.
[27]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[28]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts. In January 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule Asset Management on Fortress’s affiliated manager platform.
[29]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[30]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2015
Logan Circle	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015

Assets Under Management
AUM - Ending Balance	$26,592	$29,133	$31,096	$32,342	$32,342	$33,416	$33,564	$33,446	$31,178	$31,178

Net Client Flows	$477	$1,730	$2,178	$1,035	$5,420	$589	$1,056	$101	$(1,867)	$(121)

Segment Revenues
Management fees	$11	$11	$13	$12	$47	$13	$14	$13	$14	$54
Incentive income	—	—	—	—	—	—	—	—	—	—

Total	11	11	13	12	47	13	14	13	14	54

Segment Expenses
Operating expenses	(13)	(13)	(14)	(14)	(54)	(14)	(14)	(13)	(14)	(55)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—	—

Total	(13)	(13)	(14)	(14)	(54)	(14)	(14)	(13)	(14)	(55)

Fund Management DE	$(2)	$(2)	$(1)	$(2)	$(7)	$(1)	$—	$—	$—	$(1)

Net Investment Income	—	1	(1)	2	2	—	—	—	(1)	(1)

Pre-tax Distributable Earnings	$(2)	$(1)	$(2)	$—	$(5)	$(1)	$—	$—	$(1)	$(2)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2014	Three Months Ended				Full Year 2015
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014		March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
GAAP Net Income (Loss)	$9	$73	$17	$141	$240	$87	$5	$(26)	$116	$182

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(6)	(42)	(13)	(79)	(140)	(52)	(2)	12	(62)	(104)
Redeemable non-controlling interests in Income (Loss)	—	—	2	(1)	1	—	—	—	—	—

GAAP Net Income (Loss) Attributable to Class A Shareholders	$3	$31	$6	$61	$101	$35	$3	$(14)	$54	$78

Private Equity incentive income	37	(10)	29	29	85	3	19	21	(16)	27
Hedge Fund, PCV and Logan Circle incentive income	30	26	21	(77)	—	23	23	1	(47)	—
Incentive income received related to exercise of options	—	2	7	—	9	—	57	—	1	58
Reserve for clawback	2	—	—	—	2	—	—	—	—	—
Distributions of earnings from equity method investees	9	47	6	10	72	4	9	5	17	35
Losses (earnings) from equity method investees	(17)	(20)	(38)	7	(68)	(27)	33	23	17	46
Losses (gains) on options	5	1	23	1	30	(32)	9	27	2	6
Losses (gains) on other Investments	5	42	(16)	(17)	14	(1)	(5)	14	(1)	7
Impairment of investments	—	—	(3)	—	(3)	(3)	—	(1)	(2)	(6)
Adjust income from the receipt of options	—	(1)	(5)	—	(6)	(4)	(21)	—	—	(25)
Gain on transfer of Graticule	—	—	—	—	—	(134)	—	—	—	(134)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—		1	1
Employee, Principal and director compensation	12	6	6	12	36	20	6	2	5	33
Adjust non-controlling interests related to Fortress Operating Group units	5	40	11	78	134	52	1	(12)	62	103
Tax receivable agreement liability reduction	—	—	4	29	33	—	8	—	(2)	6
Adjust income taxes	6	8	3	(10)	7	18	(5)	3	39	55
Adjust transfer of interest in Graticule	—	—	—	—	—	101	—	—	—	101

Pre-tax Distributable Earnings	$97	$172	$55	$123	$446	$55	$137	$69	$130	$391

Investment Loss (income)	(10)	(97)	11	(14)	(109)	(5)	(4)	(3)	(19)	(31)
Interest Expense	—	1	1	1	3	1	—	1	2	4

Fund Management DE	$87	$76	$67	$110	$340	$51	$133	$67	$113	$364

GAAP Revenues	$237	$270	$243	$455	$1,205	$227	$308	$264	$415	$1,214

Adjust management fees	—	—	—	(1)	(1)	(1)	1	—	—	—
Adjust incentive income	69	17	57	(47)	96	27	100	22	(59)	90
Adjust income from the receipt of options	—	(1)	(5)	—	(6)	(4)	(21)	—	—	(25)
Other revenues	(55)	(56)	(57)	(65)	(233)	(59)	(61)	(65)	(76)	(261)

Segment Revenues	$251	$230	$238	$343	$1,062	$190	$327	$221	$280	$1,018

GAAP Expenses	$231	$216	$235	$310	$992	$329	$258	$224	$242	$1,053

Adjust interest expense	—	(1)	(1)	(1)	(3)	(1)	—	(1)	(2)	(4)
Adjust employee, Principal and director compensation	(12)	(6)	(3)	(3)	(24)	(18)	(2)	(1)	(5)	(26)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	(1)	(1)
Adjust expense reimbursements from affiliates and non-affiliates	(54)	(52)	(55)	(70)	(231)	(59)	(61)	(64)	(68)	(252)
Adjust Principal Performance Payments	(9)	(9)	(9)	(15)	(42)	(5)	(20)	(9)	(14)	(48)
Adjust transfer of interest in Graticule	—	—	—	—	—	(101)	—	—	—	(101)
Other	—	—	(1)	1	—	—	—	—	—	—

Segment Expenses	$157	$148	$166	$221	$692	$145	$175	$149	$152	$621

“Distributable earnings” is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. Fund management DE is comprised of “Pre-tax Distributable Earnings” excluding “Investment Loss (Income)” and “Interest Expense.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	217,587,096	208,607,680	216,503,554	210,303,241

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(1,495,044)	(164,866)	(3,272,595)	(1,379,649)
Weighted average restricted Class A shares	(729,348)	(1,045,134)	(766,420)	(1,016,240)

Weighted Average Class A Shares Outstanding	215,362,704	207,397,680	212,464,539	207,907,352

Weighted average restricted Class A shares[31]	729,348	1,045,134	766,420	1,016,240
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	1,495,044	164,866	3,272,595	1,379,649
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	9,738,355	7,018,682	10,023,561	7,017,047
Weighted average Fortress Operating Group units	202,863,607	226,331,513	220,416,315	231,162,793

Weighted Average Class A Shares Outstanding (Used for DEPS)	430,189,058	441,957,875	446,943,430	448,483,081
Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	10,963,693	13,735,896	12,139,050	13,310,978

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	441,152,751	455,693,771	459,082,480	461,794,059

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[31]	Includes both fully vested and unvested restricted Class A shares.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of December 31, 2015		As of December 31, 2014
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$339,842	$339,842	$391,089	$391,089
Investments	1,055,789	1,055,789	1,121,545	1,121,545
Investments in options[32]	30,427	—	71,844	—
Due from Affiliates	273,811	—	326,575	—
Deferred Tax Asset, net	427,102	—	417,623	—
Other Assets	148,310	—	173,708	—

Total Assets	2,275,281	1,395,631	2,502,384	1,512,634

Debt Obligations Payable	$230,677	$230,677	$75,000	$75,000
Accrued Compensation and Benefits	318,750	—	374,709	—
Due to Affiliates	365,218	—	375,424	—
Deferred Incentive Income	332,329	—	304,526	—
Other Liabilities	86,503	—	88,053	—

Total Liabilities	1,333,477	230,677	1,217,712	75,000

Less: Redeemable Non-controlling Interests	—	—	1,717	—

Net	$941,804	$1,164,954	$1,282,955	$1,437,634

	Shares Outstanding	Dividend Paying Shares and Units Outstanding	Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares	216,061	216,061	207,490	207,490
Restricted Class A Shares	729	729	1,045	1,045
Fortress Operating Group Units	169,515	169,515	226,332	226,332
Fully Vested Class A Shares - Dividend Paying	—	1,361	—	194
Unvested Class A Shares - Dividend Paying	—	9,175	—	7,002

Shares Outstanding	386,305	396,841	434,867	442,063

Per Share	$2.44	$2.94	$2.95	$3.25

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities) and its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[32]	The intrinsic value of options in equity method investees totaled $17 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares at their December 31, 2015 closing price and differs from the fair value derived from option pricing models included in the table above.